Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2018 with respect to the consolidated financial statements of Essential Properties Realty Trust, Inc. Predecessor, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-225215) and related Prospectus of Essential Properties Realty Trust, Inc. for the registration of 32,500,000 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

June 11, 2018